UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: November 14, 2008

(Date of earliest event reported)

QUEST ENERGY PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-33787 (Commission File Number)	26-0518546 (I.R.S. Employer Identification Number)

210 Park Avenue, Suite 2750

Oklahoma City, Oklahoma 73102

(Address of principal executive offices, including zip code)

(405) 600-7704

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 14, 2008, Quest Resource Corporation, the sole member of Quest Energy GP, LLC (the “General Partner”), elected J. Philip McCormick to serve as a director of the General Partner. Additionally, Mr. McCormick will serve on the audit, nominating and conflicts committees of the board of directors of the General Partner.

Mr. McCormick will receive compensation for his service in accordance with the General Partner’s standard compensation arrangements for non-employee directors. There are no arrangements or understandings between Mr. McCormick and any other person pursuant to which Mr. McCormick was selected as a director. Mr. McCormick is not a party to any transaction or series of transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

A press release dated November 17, 2008 announcing the election of Mr. McCormick to the board of directors is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

The following material is furnished pursuant to Item 9.01 as an exhibit to this Form 8-K.

(d)	Exhibits

Exhibit Number	Description

99.1	Press release of Quest Energy Partners, L.P. dated November 17, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUEST ENERGY PARTNERS, L.P.
By: Quest Energy GP, LLC, its General Partner

/s/ David C. Lawler
By:	David C. Lawler
President

Date: November 17, 2008